Exhibit 10.31.1

FIRST AMENDMENT

TO THE

PNM RESOURCES, INC.

NON-UNION SEVERANCE PAY PLAN

Effective January 1, 2002, Public Service Company of New Mexico ("PNM") adopted the Public Service Company of New Mexico Benefits My Way Plan (the "BMW Plan").  Effective November 27, 2002, sponsorship of the BMW Plan was transferred from PNM to PNM Resources, Inc. ("PNM Resources") and the Plan was renamed the "PNM Resources, Inc. Benefits My Way Plan."  The BMW Plan consisted of a number of component programs including Program 12, Non-Union Severance Pay Program (the "Non-Union Severance Program").  Effective as of January 1, 2004, PNM Resources amended and restated the BMW Plan to divide it into a number of separate plans that replace the component programs in effect on December 31, 2003.  As part of the amendment and restatement, the PNM Resources, Inc. Non-Union Severance Pay Plan (the "Plan") was created as a successor plan to the Non-Union Severance Program, effective as of January 1, 2004.  By this instrument, PNM Resources intends to clarify Section 4.6 of the Plan.

1.         This First Amendment shall be effective as of April 1, 2005, unless otherwise noted herein.

2.         Section 4.6 (No Duplication of Benefits) of the Plan is hereby amended by adding the following sentence to the end thereof:

Paragraph (e) shall not apply to any agreement that is entered into between the Company or any Affiliate and a Participant if:  (i) pursuant to the agreement the Company or the Affiliate agrees to pay a bonus to the Participant in exchange for the Participant's agreement to continue in employment for a particular period of time following the Company's acquisition of all of the issued and outstanding shares of stock of TNP Enterprises, Inc. ("TNPE") (the "Transaction") or until the completion of a particular project; (ii) the agreement specifically provides that the Participant may be entitled to receive benefits pursuant to this Plan; (iii) the

Participant is not an officer of the Company; and (iv) the agreement is entered into no later than sixty (60) days following the closing of the Transaction.

3.         This First Amendment amends only the provisions of the Plan noted herein, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, PNM Resources has caused this First Amendment to be executed as of this __3__ day of June 2005.

PNM RESOURCES, INC.

By:             /s/  Alice A. Cobb

Its:              Senior Vice President and
                    Chief Administrative Officer